Exhibit 10.2

AMENDMENT NUMBER TWO TO THE AMERICAN PUBLIC EDUCATION, INC.

EMPLOYEE STOCK PURCHASE PLAN

The American Public Education, Inc. Employee Stock Purchase Plan (the “ESPP”) is hereby amended (this “Amendment”) as set forth below by the Board of Directors of American Public Education, Inc. (the “Corporation”), subject to the approval of this Amendment by the stockholders of the Corporation:

1.   The first sentence of Section 2 of the ESPP is amended and restated to read as follows:

“Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is eight hundred thousand (800,000).”

2.  The ESPP shall otherwise be unchanged by this Amendment.

This Amendment is adopted subject to approval by the stockholders of the Corporation at the Corporation’s 2023 Annual Meeting of Stockholders. If the stockholders fail to approve this Amendment at the Annual Meeting, the ESPP shall continue in existence in accordance with its terms.

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The foregoing Amendment to the ESPP was duly adopted and approved by the Board of Directors of the Corporation on March 20, 2023, subject to the approval of the Amendment by the stockholders of the Corporation.

/s/ Thomas A. Beckett
Thomas A. Beckett
Secretary

The foregoing Amendment to the ESPP was duly adopted by the stockholders of the Corporation at a meeting held on May 19, 2023.

/s/ Thomas A. Beckett
Thomas A. Beckett
Secretary